Exhibit 99.1

Aditxt, Inc. (NASDAQ: ADTX) Announces 1-for-113 Reverse Stock Split Effective at the Open of Trading on November 3, 2025

Mountain View, Ca. (October 29, 2025) –Aditxt, Inc. (NASDAQ: ADTX) (“Aditxt” or the “Company”), a social innovation platform accelerating promising health innovations, , announced today that it will effect a 1-for-113 reverse split of its common stock. Commencing with the opening of trading on the Nasdaq Capital Market on November 3, 2025, the Company’s common stock will trade on a post-split basis under the same symbol ADTX. The reverse stock split was approved by the Company’s stockholders at the reconvened annual meeting held on September 23, 2025, with the final ratio determined by the Company’s board of directors.

As a result of the reverse stock split, the CUSIP number for the Company’s common stock will now be 007025885. As a result of the reverse stock split, every 113 shares of issued and outstanding common stock will be exchanged for 1 share of common stock, with any fractional shares being rounded up to the next higher whole share. Immediately after the reverse stock split becomes effective, the Company will have approximately 501,401 shares of common stock issued and outstanding.

Adjustments will also be made to the Company’s outstanding warrants and stock options. The number of shares into which these securities are convertible or exercisable will be adjusted in line with the reverse split, as will the exercise prices of these securities.

The reverse stock split is primarily intended to bring the Company into compliance with Nasdaq’s minimum bid price requirement.

Additional information concerning the reverse stock split can be found in Aditxt’s definitive proxy statement filed with the Securities and Exchange Commission on August 8, 2025.

About Aditxt

Aditxt, Inc.® is a social innovation platform accelerating promising health innovations. Aditxt’s ecosystem of research institutions, industry partners, and shareholders collaboratively drives their mission to “Make Promising Innovations Possible Together.” The innovation platform is the cornerstone of Aditxt’s strategy, where multiple disciplines drive disruptive growth and address significant societal challenges. Aditxt operates a unique model that democratizes innovation, ensures every stakeholder’s voice is heard and valued, and empowers collective progress.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses, or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s ability to finance and execute its strategic M&A initiatives; the Company’s ability to obtain the necessary funding and partner to commence clinical trials; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth, and strategies; the Company’s ability to raise additional capital; expected usage of the Company’s ELOC and ATM facilities; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled “Risk Factors” in Aditxt’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:
Aditxt, Inc.
Investor Relations
ir@aditxt.com